Exhibit 99.1

Press Release

LTX-Credence Announces HSR Clearance in Connection With Proposed Merger With Verigy

Milpitas, Calif., February 4, 2011 — LTX-Credence Corporation (NASDAQ: LTXC), a global provider of focused, cost-optimized ATE solutions, today announced that the U.S. Federal Trade Commission and the U.S. Department of Justice have granted early termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 with respect to the proposed merger of LTX-Credence Corporation with Verigy, Ltd. (Nasdaq:VRGY).

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Verigy and LTX-Credence. In connection with the transaction, on December 23, 2010, Verigy Ltd. and Verigy Holding Co. Ltd., or Holdco, filed a registration statement on Form S-4 with the Securities and Exchange Commission, or SEC, containing a joint proxy statement/prospectus, which was amended by Amendment No. 1 to Form S-4 filed with the SEC on February 1, 2011. The joint proxy statement/prospectus will be mailed to the shareholders of Verigy and LTX-Credence. INVESTORS AND SECURITY HOLDERS OF VERIGY AND LTX-CREDENCE ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT VERIGY, HOLDCO, LTX-CREDENCE AND THE PROPOSED TRANSACTION. The registration statement and joint proxy statement/prospectus and any other documents filed by Verigy, Holdco or LTX-Credence with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verigy, Holdco and LTX-Credence by contacting, respectively, Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549 or by contacting LTX-Credence Investor Relations by e-mail at rich_yerganian@ltxc.com or by telephone at 1-781-467-5063. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Verigy, LTX-Credence and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction. Information about the directors and executive officers of Verigy and LTX-Credence and their respective interests in the proposed transaction are in the joint proxy statement/prospectus. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on or about February 23, 2010. As of February 12, 2010, Verigy’s directors and executive officers beneficially owned approximately 1,595,151 shares, or 2.7%, of Verigy’s ordinary shares. Additional information regarding the LTX-Credence directors and executive officers is also included in LTX-Credence’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on or about November 8, 2010. As of September 30, 2010, LTX-Credence’s directors and executive officers beneficially owned approximately 1,940,204 shares, or 3.9%, of LTX-Credence’s common stock. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Verigy and LTX-Credence, respectively, at the e-mail addresses and phone numbers listed above.

Contact

Rich Yerganian, LTX-Credence Corporation

Tel. 781.467.5063

Email rich_yerganian@ltxc.com

LTX-Credence is a trademark of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.